Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Replimune Group, Inc. of our report dated May 22, 2025 relating to the financial statements, which appears in Replimune Group, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
November 6, 2025